UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2010

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Retirement of Generating Stations

On December 2, 2009, Exelon Generation Company, LLC (Generation) notified PJM Interconnection LLC (PJM) of its intention to permanently retire three coal-fired generating units and one oil/gas-fired generating unit, effective May 31, 2011. The units to be retired are Cromby Generating Station Unit 1 and Unit 2 and Eddystone Generating Station Unit 1 and Unit 2.

Generation notified PJM that it would continue operations beyond its desired deactivation date of May 31, 2011 to accommodate construction of transmission system reliability upgrades, provided that Exelon receives the required environmental permits and adequate cost-based compensation. On March 2, 2010, PJM determined that transmission reliability upgrades will need to be completed to alleviate reliability impacts in order to allow Generation to retire the units on the following schedule:

Cromby Unit 1 and Eddystone Unit 1	May 31, 2011

Cromby Unit 2	May 31, 2012

Eddystone Unit 2	December 31, 2013

The amounts in the chart below represent a pre-tax estimate of the total expenses associated with each major cost activity as a result of the shutdown activities according to the revised deactivation schedule. The final amounts and timing of charges will ultimately depend upon actual employee reductions and implementation of the related closure activities.

(in millions)	Three Months Ended December 31, 2009	2010	2011	2012 - 2014	Total

Cash charges:

Severance (a)	$7	$5	$2	$4	$18

Plant shutdown costs	—	—	1	4	5

Non-cash charges:

Accelerated depreciation expense (b)	32	66	44	38	180

Write down of materials and supply inventories	17	—	—	—	17

Total estimated pre-tax costs (c)	$56	$71	$47	$46	$220

(a)	Amounts are expected to be paid from 2010 to 2014.
(b)	These amounts reflect the impact of extending the useful lives of Cromby Unit 2 and Eddystone Unit 2 in the first quarter of 2010 to their new anticipated shutdown dates.
(c)	These incremental charges will be excluded from adjusted (non-GAAP) operating earnings in the applicable reporting periods.

PJM indicated that, after May 31, 2011, the units will run for reliability purposes only. Based upon its assumption that it will receive adequate cost-based compensation for operating the two units beyond May 31, 2011, Generation does not anticipate the expected savings associated with the shutdown of these units to differ materially from that disclosed in the exhibits to the Form 8-K dated December 2, 2009.

The decision to retire the units was approved by the Exelon Corporation (Exelon) Board of Directors on December 1, 2009. The Exelon Board of Directors determined that the four 50-year old units, all located in suburban Philadelphia, are no longer economic to operate and are unnecessary to meet shrinking demand for electricity in the region.

Cromby Generating Station is located on the Schuylkill River in Phoenixville, Pennsylvania. Cromby Unit 1 and Unit 2 were placed in service in 1954 and 1955, respectively. Unit 1 is a 144-megawatt (MW) coal-fired unit and Unit 2 is a 201-MW unit that operates on either natural gas or No. 6 fuel oil. As a result of these permanent retirements, Cromby Station will be shut down.

Eddystone Generating Station is located on the Delaware River in Eddystone, Pennsylvania. Unit 1 and Unit 2, which operate on coal, were placed in service in 1960, with a combined capacity of 588 megawatts. Two 380-MW peaking units that run on either natural gas or oil and four oil-burning units that produce a total of 60 MW will continue operations.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 2, 2010, Exelon announced via press release that it would delay the permanent retirement of Cromby Unit 2 until May 31, 2012 and Eddystone Generating Station Unit 2 until December 31, 2013 in order to accommodate the construction of transmission system reliability upgrades. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Exelon Press Release dated March 2, 2010

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; and (2) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

March 2, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Exelon Press Release dated March 2, 2010